Delaware    PAGE  1

                 The First State




  I, JEFFREY W. BULLOCK, SECRETARY  OF   STATE
OF   THE   STATE   OF DELAWARE,   DO  HEREBY CERTIFY
THE   ATTACHED IS   A  TRUE    AND   CORRECT COPY    OF
THE   CERTIFICATE  OF   AMENDMENT   OF    "ASGI
AGILITY   INCOME FUND",  CHANGING ITS   NAME   FROM
    "ASGI  AGILITY  INCOME
FUND"    TO    "GAI AGILITY   INCOME FUND",  FILED
IN  THIS  OFFICE ON   THE   TWENTY-FIRST DAY  OF
OCTOBER,  A.D. 2014, AT 12:24 O'CLOCK P.M.
     AND   I DO HEREBY FURTHER CERTIFY THAT THE
EFFECTIVE DATE OF THE   AFORESAID CERTIFICATE OF
AMENDMENT IS THE  FIRST DAY  OF NOVEMBER, A.D. 2014.






4854142     8100
141316059

/s/Jeffrey  W. Bullock, Secretary of State
AUTHENTICATION: 1800483

   DATE: 10-22-14

You may verify this
certificate online at
corp.delaware.gov/authver.shtml

[PAGE BREAK]


 State of Delaware
 Secretary of State
Division of Corporations
Delivered 12:56 PM 10/21/2014
FILED 12:24 PM 10/21/2014
SRV 141316059 - 4854142 FILE



STATE OF DELAWARE CERTIFICATE OF
AMENDMENT TO CERTIFICATE OF TRUST


Pursuant to Title 12, Section 3810   (b) of the
Delaware Statutory Trust Act, the undersigned
Trust executed the following Certificate of
Amendment:


1.     Name of Statutory Trust:

        ASGI Agility Income Fund


2. The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:
The name shall be: GAI Agility Income Fund



3. (Please complete with either upon filing or it may be a future effective date that is within 90 days of the file date) This Certificate of Amendment shall be effective November 1, 20l4.



IN WITNESS WHEREOF, the undersigned have
executed this Certificate on the 17th day of
October ,  2014   A.D.





By:    /s/ Adam Taback
Trustee

Name:    Adam Taback
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